Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-257264 on Form S-8 of our report dated April 26, 2022, relating to the financial statements of Ambrx Biopharma Inc. appearing in this Annual Report on Form 20-F for the year ended December 31, 2021.

/s/ Deloitte & Touche LLP

San Diego, California

April 26, 2022